Exhibit 10.02

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (“Agreement”) dated as of July 22, 2022 (“Effective Date”) by and between Scott Cohen (hereinafter referred to as “Cohen” or “EMPLOYEE”) and The Greenrose Holding Company Inc., (“GREENROSE” or “Employer”).

WHEREAS, EMPLOYEE’S employment with GREENROSE will end on July 28 2022 (“Employment End Date”).

NOW THEREFORE, EMPLOYEE and GREENROSE enter into this Agreement as detailed below in exchange for the following agreed upon terms and conditions of EMPLOYEE’S separation from employment with GREENROSE:

1. Equity Grant. As consideration for entering into this Agreement, GREENROSE shall grant to Cohen on or before five (5) days following the filing by GREENROSE of its Form 10-Q for Q2 2022, fifty thousand (50,000) fully vested options pursuant to the GREENROSE’S 2021 Equity Incentive Plan (the “Equity Plan”). The parties agree that the Equity Grant is consideration for the resolution of any and all kind of claim Cohen may allege arising out of or related to employment, the Employment Agreement and/or the termination of employment with Greenrose pursuant to the General Release as set forth herein. The parties further recognize that neither party acknowledges any wrongdoing and that the Equity Grant and the other terms of this Agreement are consideration for the comprehensive resolution of all claims, if any, between the parties.

0. Cohen shall have the right to continue his health insurance provided that he timely elects continuation coverage pursuant to COBRA. Information regarding COBRA will be sent separately to him.

1. General Release and Covenant Not to Sue. In consideration for this Agreement and the promises and covenants set forth herein, Cohen , and his heirs, attorneys, administrators, executors, personal representatives, beneficiaries, and assigns RELEASE and FOREVER DISCHARGE GREENROSE, and its affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, officers, directors, shareholders/unitholders, representatives, employees, former employees, attorneys, administrators, executors, beneficiaries, personal representatives, and agents, (all collectively referred to as “GREENROSE RELEASEES”), from any and all claims, demands, obligations, liabilities, costs, court costs, expenses, including attorneys’ fees, actions or causes of action which Cohen has, may have or which may hereafter accrue to him, including but not limited to any claim or claims on account of or arising out of (i) his employment with GREENROSE ; (ii) his separation from employment with GREENROSE; (iii) any and all matters pertaining to his treatment as an employee or the end of his employment with GREENROSE, including, without being limited to, claims under the common law of contracts, the common law of defamation, the common law of tortious interference with contracts, the common law of fraud, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Employee Retirement Income Security Act, New York State Human Rights Law, New York City Human Rights Law, and any other federal or state, city or other local employment law, and all other city, state or federal laws, whether statutory or common law. Cohen covenants not to sue the GREENROSE RELEASEES for any of these released claims.

Notwithstanding the foregoing, this Agreement does not preclude (a) claims for breach of this Agreement; (b) claims for any acts that occur after the date this Agreement is signed; (c) any rights or claims to vested benefits under any retirement plan or as otherwise explicitly referenced in this Agreement; (d) any claims that may not be released by applicable law; (e) any right Cohen may have to file, cooperate or participate in any proceeding before the EEOC, or a similar state agency except, however, Cohen waives any right to recover any monetary damages or awards in connection with any such proceeding.

Cohen represents that, as of the date he signs this Agreement, he has no workplace injuries or occupational diseases.

In consideration of for this Agreement and the promises and covenants set forth herein, GREENROSE and its affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, officers, directors, shareholders/unitholders, representatives, attorneys, administrators, executors, beneficiaries, personal representatives, and agents (all collectively referred to as “GREENROSE RELEASORS”) RELEASE and FOREVER DISCHARGE Cohen and his heirs, attorneys, administrators, executors, personal representatives and assigns (all collectively “Cohen Releasees”) from any and all claims, demands, obligations, liabilities, costs, court costs, expenses, including attorneys’ fees, actions or causes of action which GREENROSE RELEASORS has, may have or which may hereafter accrue to him, including but not limited to any claim or claims on account of or arising out of (i) its employment of Cohen; (ii) its separation of Cohen from employment with GREENROSE; (iii) any and all matters pertaining to Cohen’s conduct at GREENROSE, including, without being limited to, claims under the common law of contracts, the common law of defamation, the common law of tortious interference with contracts, the common law of fraud, and any other federal or state, city or other local employment law, and all other city, state or federal laws, whether statutory or common law. GREENROSE covenants not to sue the Cohen Releasees for any of these released claims.

3. Release Includes Unknown Claims. The parties understand and agree that the released claims are intended to and do include any and all claims of every nature and kind whatsoever (whether known, unknown, suspected, or unsuspected), which they have or may have against the other party and the other party’s releasees, individually or collectively.

4. Discharge of Claims Under the Age Discrimination in Employment Act. Cohen hereby knowingly and voluntarily releases and forever discharges and covenants not to sue each and all of the RELEASEES, collectively and severally, from any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) which he, his’s heirs, administrators, executors, personal representatives, beneficiaries, and assigns have or claim to have against RELEASEES.

5. Indemnification of Cohen. To the fullest extent allowed by law, the Company and any successor organization, shall release and hold harmless and indemnify Cohen, his executors, or administrators, during and thereafter (i) for any acts or decisions made while performing services for the Company, (ii) against any and all judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by Cohen in connection with any threatened, actual or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, or any appeal in such action, suit or proceeding, to which Cohen was, is or is threatened to be made a named defendant or respondent, because such person was an employee/officer of the Company, or was serving at the request of the Company as an officer, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise. The Company herby affirms, that actions performed by Cohen, while performing services for the Company, were done at the direction or knowledge of the Board of Directors and or Chief Executive Officer. This indemnification provision excludes indemnification for (i) willful misconduct, (ii) gross negligence or (iii) fraud that Cohen knowingly or willingly committed.

6. Non-Disclosure of Proprietary or Confidential Information. Cohen understands that “Confidential Information” means any GREENROSE proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, design, plans or proposals, identification of customer contact-persons, markets, software, developments, inventions, processes, formulas, technology, drawings, engineering, hardware configuration information, marketing, finances, wages, employee information or other business information disclosed to Cohen by GREENROSE either directly or indirectly in writing, orally or by drawings or observation of plans, presentations, or documents. Cohen agrees, to hold in strictest confidence, and not to use, or to disclose to any person, firm or corporation without written authorization of an officer of GREENROSE.

Nothing in this Agreement prohibits Cohen from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings, as required by applicable law. Cohen is not required to notify GREENROSE of any such communications; provided, however, that nothing herein authorizes the disclosure of information Cohen obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding Cohen’s confidentiality and nondisclosure obligations, Cohen is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

7.  Non-disparagement and Confidentiality. In consideration of the Equity Grant set out in Section 1, Cohen also agrees not to make any disparaging remarks in any form, including social media, about GREEENROSE, its business, owners, officers, managers, directors, employees, customers, agents, representatives, shareholders/unitholders or subsidiaries.

GREENROSE agrees that its owners, officers, managers and directors will not make any disparaging remarks in any form, including social media about Cohen. GREENROSE further agrees to respond to inquiries from Cohen’s perspective employers by stating only (1) the dates of Cohen’s employment, (2) Cohen’s job title, and (3) that it is GREENROSE policy to only share the foregoing information. This non-disparagement provision shall not in any way prevent the parties from disclosing any information otherwise covered by this Section 7 to their attorneys, or pursuant to a lawful subpoena or court order.

The parties promise and agree not to discuss, disclose or divulge the terms, contents or existence of this Agreement to any person or entity, and further agree not to show this Agreement to any person or entity, including, without limitation, the general public or the media. The parties may disclose the terms of this Agreement to their financial, legal or tax advisors (each of whom shall be informed of this confidentiality provision and agree to abide by it) and GREENROSE may further make similar disclosures to its management and its investors or prospective investors provided such individuals or entities are obligated to abide by the terms of this provision. This provision also does not prevent the disclosure of this Agreement as part of an action to enforce its terms. In the event the parties are asked any questions (other than pursuant to a subpoena or court order) about the outcome or resolution of this matter, the parties shall state only that the parties have resolved all matters and have separated amicably.

8. Company Property. Cohen agrees that he shall promptly return to GREENROSE, and in any event shall do so no later than the Effective Date, all property (including, without limitation, all keys, keycard, phone, and other access devices, all records, files, computer equipment as well as any documents relating to GREENROSE business whether in hard copy or electronic and whether it is a formal or informal document (such as notes or other records that he may have compiled that relate to GREENROSE or Releasees). Notwithstanding the foregoing the Company acknowledges and agrees that Cohen may retain copies of certain email correspondence for his personal records. Upon receipt of such property, the Company will acknowledge in writing to Cohen (i) receipt of such property (itemized as need) and (ii) Cohen’s compliance with this Section 8.

9. Other Matters. (a) On the Employment End Date, Employee shall be paid any unpaid salary accrued through the date of such termination (including amounts deferred by Cohen commencing July 1, 2022 through Employment End Date), and any outstanding expense reimbursements, which shall have been incurred as of the Employment End Date. (b) On the Employment End Date or prior thereto, Cohen shall be removed from all offices, boards, committees and any other offices or positions of the Company or its subsidiaries. (c) After the Employment End Date and until August 7, 2022, Cohen will make himself available during typical business hours to respond to questions from Company representatives, within a reasonable time period. (d) Following August 7, 2022, if mutually agreed to by the parties, the Company may engage Cohen for certain post-employment services. The terms and conditions of any such engagement shall be set forth in a separate consulting services agreement.

10. Cooperation. Cohen agrees that, to the extent permitted by law, he shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company. Cohen further agrees that, to the extent permitted by law, he will notify the Company promptly in the event that he is served with a subpoena (other than a subpoena issued by a government agency), or in the event that he is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company. The Company agrees to compensate Cohen for his time at a rate of $650 per hour and for actual out-of-pocket expenses, including legal fees, if any, involved in his cooperation, subject to Cohen providing to the Company suitable evidence and documentary support. Any upfront legal fees, such as retainers will be advanced to Cohen at the time such fee becomes due and payable.

11. Non-solicitation. For twelve months following the Effective Date, Cohen will not, directly or indirectly) contact, solicit, induce or encourage any employee or independent contractor of the Company or its subsidiaries or other person affiliated with the Company to curtail or terminate such person’s affiliation or employment or retention, or take any action that results, or might reasonably be expected to result, in any such person ceasing to perform services for the Company. Notwithstanding the foregoing, the restrictions on solicitation in this Section 11 shall not preclude solicitations through the use of general advertising (such as web postings or advertisements in publications) or search firms, employment agencies or similar entities not specifically directed at the Company or its subsidiaries.

12. Entire Agreement. The provisions included in this Agreement constitute the entire agreement between GREENROSE and Cohen, and no other agreement shall have any force or effect unless it is reduced to writing and signed by Cohen and an authorized official of GREENROSE.

13. New York Law. This Agreement shall be interpreted and controlled by New York law.

14. Severability. In the event any provision of this Agreement should be held to be unenforceable, each and all other provisions of this Agreement shall remain in full force and effect.

15. Successors. Each of the covenants and undertakings in this Agreement shall be binding upon and shall inure to the heirs, executors, administrators, successors and assigns, respectively, of each of the parties.

16. Headings and Captions. The headings and captions used in this Agreement are for convenience or reference only, and shall in no way define, limit, expand or otherwise affect the meaning or instruction of any provisions of this Agreement.

17. Assignment. This Agreement shall not be assignable by any party without the written consent of the others.

I HAVE READ EVERYTHING IN THIS AGREEMENT AND I UNDERSTAND EVERYTHING THAT IS IN THIS AGREEMENT. I UNDERSTAND THAT THIS AGREEMENT IS A CONTRACT AND A LEGAL DOCUMENT, AND THAT I SHOULD TALK TO MY LAWYER ABOUT IT BEFORE SIGNING IT. I HEREBY STATE THAT I HAVE HAD ALL OF THE TIME I WANT AND NEED TO TALK TO A LAWYER ABOUT THIS AGREEMENT BEFORE SIGNING IT. NO ONE HAS MADE ME ANY PROMISES TO GET ME TO SIGN THIS AGREEMENT EXCEPT FOR THE PROMISES THAT ARE WRITTEN IN THIS AGREEMENT ITSELF. NO ONE HAS FORCED ME TO SIGN THIS AGREEMENT, AND I SIGN IT OF MY OWN FREE WILL.

Scott Cohen
Date Signed: 7/22/2022

The Greenrose Holding Company Inc.

By:
Name: William Harley
Title: CEO
Date Signed:

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